Exhibit 99(d)

GUGGENHEIM

GCIF 2019 Order Form

For Prospectus Dated XXXXXXXXX,XX 2018

The investor named below, under penalties of perjury, certifies that (i) the number shown under Item 2 or Item 3 on this Order Form is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified him that he is no longer subject to backup withholding, (iii) he is a U.S. citizen or other U.S. person; and (iv) the FATCA code(s) entered on this form (if any) indicating that he is exempt from FATCA reporting are correct. [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN ITEM 2 BELOW HAS BEEN CHECKED]. For the applicable definition of a U.S. person, see http://www.irs.gov/pub/irs-pdf/fw9.pdf.

1. INVESTMENT

For custodial held accounts:
If funding the custodial account, checks should be made payable to the custodian completed copy of the order form, directly to the custodian for further processing.

For all other investments, either:
(a) Attach a check—Make check payable to: UMB Bank, N.A., as Escrow Agent for Guggenheim Credit Income Fund 2019 Cash, cashier's checks/official bank checks in bearer form, foreign checks, money orders, third party checks, and/or traveler's checks will not be accepted.

Or

(b) Wire funds—Contact DST Systems, Inc. Investor Relations at 833 484 4364 for wire instructions.

(a) This is an (check one):

- ☐ Initial Investment (Minimum $2,000 or $2,500 for NY non-IRA investments)
- ☐ Additional Investment

(b) Amount of Investment: $____________________

(c) Payment will be made with:

- ☐ Enclosed check
- ☐ Funds wired
- ☐ Funds to follow

2. INVESTOR INFORMATION

In order to meet their obligations under Federal law, a Broker/Dealer or Investment Advisor can obtain, verify and record information that identifies each investor who opens an account. Name(s) and address will be recorded exactly as printed. Please print name(s) in which shares are to be registered.

A residential address must be provided. No P.O. Boxes.

Name of Investor or Trustee:	Social Security Number/TIN:	Date of Birth:
Name of Joint Investor or Trustee (if applicable):	Social Security Number/TIN:	Date of Birth:

Residential Address:

City:	State:	ZIP:

Home Phone:	Alternate Phone:

Email Address:

Investors enrolled in electronic delivery may request paper copies of any document delivered electronically.

GO PAPERLESS: Sign below if you would like to receive your correspondence relating to your Guggenheim Credit Income Fund investment(s) at the e-mail address provided above. You may request paper copies of any document delivered electronically. You may revoke this consent at any time, and the revoking of this consent applies to all documents and not to a portion of the deliverable documents.

Investor Signature(s): ____________________ Date __________

Investor's Account Number with Broker/Dealer (if any) ____________________

☐ Check this box if you are a resident alien ☐ Check this box if you are a nonresident alien (Form W-8BEN required) ☐ Check this box if you are subject to withholding

Exemption payee code (if any)____________________

Exemption from FATCA reporting code (if any)____________________

Mail original form to: GCIF 2019 - c/o DST Systems, Inc., as Agent for UMB Bank
Regular Mail: 430 W. 7th St. Suite 219383, Kansas City, MO 64105-1407

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XXXXXXX, XX 2018 | 2 Mail original form to: GCIF 2019 ∙ c/o DST Systems, Inc., as Agent for UMB Bank Regular Mail: 430 W. 7th St. Suite 219383, Kansas City, MO 64105-1407 FORM OF OWNERSHIP3. NON-QUALIFIED ACCOUNT  Individual  Transfer on Death  Joint Tenants with Right of Survivorship  Transfer on Death Both investors must sign and initial in Section 6  Uniform Gift to Minors Act or the Uniform Transfers to Minors Act/State of Custodian signature required in Section 6  Community Property All parties must sign and initial in Section 6 Tenants in Common All parties must sign and initial in Section 6  Other Please specify Trust Ownership Trust or Grantor must sign and initial in Section 6. Include a copy of the title and signature pages of the trust instrument  Taxable Trust  Tax-Exempt Trust Name of Trust Tax ID # Trust or Grantor Entity Ownership Name of (Retirement Plan, Corporation, Partnership, Other) Entity Tax ID # Date Established Pension or Profit Sharing Plan  Taxable  Exempt Under §501A Authorized signature required in Section 6. Trusteed plans should include a copy of the plan documents showing the name of Plan, name of Trustee(s) and signature of Trustee(s)  Corporation  S-Corp  C-Corp (will default to S-Corp if not checked) Authorized signature required in Section 6. Include an appropriate corporate resolution or secretary’s certificate indicating the names and signatures of the authorized signatories  Partnership Authorized signature required in Section 6. Include a copy of the partnership agreement indicating the names and signatures of the authorized signatories  Non-Profit Organization  Other Please specify QUALIFIED ACCOUNT  Traditional IRA  ROTH IRA  SEP IRA Rollover IRA  Beneficial IRA—Decendent Name Important: Please choose one option, either within the ‘‘Non-Qualified Account’’ section, or within the ‘‘Qualified Account’’ section. For Transfer on Death: Requires Transfer on Death form For Entity Ownership: Please ensure supplemental documents are enclosed with your order form as indicated below the applicable entity type. CUSTODIAN INFORMATION4. For Accounts with Custodian: Send ALL paperwork to the custodian. Make check payable to custodian if funding custodial account. Custodial signature and medallion signature guarantee is required in section 7. Custodian Name: Mailing Address: City/State/ZIP Custodian Tax ID #: Custodian Account #: Custodian Phone #: DISTRIBUTION PAYMENT OPTIONS Distribution payee will default to option (a) if no selection is made. Cash distributions for custodian and brokerage accounts will be sent to the custodian of record unless the investor participates in the Distribution Reinvestment Plan. Distribution Reinvestment: Investor agrees to notify GCIF 2019 and its Broker/Dealer or Invest- ment Advisor if, at any time, it no longer meets the suitability standards as outlined in the prospectus and any supplements thereto. (a)  Mail to Investor Address shown in Section 2 (FOR NON-CUSTODIAL ACCOUNTS)  Pay to Custodial Account (FOR ACCOUNTS WITH CUSTODIAN) (b)  Reinvest distributions pursuant to the DRIP. Arkansas Residents must initial for Reinvest distributions The investor elects to invest distributions in additional shares of the Company pursuant to the terms of the DRIP as described in the prospectus, as supplemented. (c)  Distributions directed to:  Via Electronic Deposit (ACH*—Complete information below)  Checking—Attach voided check  Savings Bank, Brokerage Firm or Person: Mailing Address: City/State/ZIP: Account #: Bank ABA # (FOR ACH ONLY): I authorized UMB Bank to deposit variable entries to my checking, savings or brokerage account. This authority will remain in effect until I notify DST Systems, Inc., the transfer agent for GCIF 2019, in writing to cancel in such time as to afford a reasonable opportunity to act on the cancellation. In the event that UMB Bank deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous debit. 5.

6. FORM OF OWNERSHIP

Please separately initial each of the applicable representations.

Except in the case of fiduciary accounts, you may not grant any person a power of attorney (POA) to make such representations on your behalf.

An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor.

Please review the "Suitability Standards" section of the prospectus to review any additional suitability requirements imposed by the investor's primary state of residence.

Original initials and signatures are required to complete purchase.

Investors in the states listed in this Item 6 must meet the additional suitability requirement imposed by their primary state of residence as set forth in the prospectus under "Suitability Standards" and must initial the applicable state representations.

In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

Investor Initials	Joint Investor Initials	
		I acknowledge receipt of a final Prospectus, whether over the internet, on a CD-ROM, a paper copy, or any other delivery method, at least five (5) business days prior to investor signature below.
		I hereby certify that I have (a) a net worth (exclusive of home, furnishing and automobiles) of at least $250,000 or more, or; (b) a net worth (as described above) of at least $70,000 and a minimum of $70,000 annual gross income, and meet the additional suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under "Suitability Standards."
		I am purchasing the shares for my own account or in a fiduciary capacity.
		I acknowledge that the shares are not liquid.
		For Alabama residents only: I acknowledge that I have a liquid net worth of at least ten times my investment in GCIF 2019 and its affiliated programs.
		For California residents only: I acknowledge that I must have either (i) a minimum net worth of at least $250,000 and a minimum annual gross income of at least $65,000 or (ii) a minimum net worth of $500,000. My investment in this offering may not be more than 10% of my liquid net worth. "Liquid net worth" is defined as net worth excluding the value of my home, home furnishings, and automobiles.
		For Idaho residents only: I acknowledge that I must have either (i) a minimum net worth of at least $85,000 and a minimum annual gross income of at least $85,000, or (ii) a minimum net worth of $300,000. In addition, my total investments in this offering does not exceed 10% of my net worth.
		For Iowa residents only: I acknowledge that I must have either (i) a minimum annual gross income of at least $100,000 and a minimum net worth of at least $100,000, or (ii) a minimum net worth of $350,000. (Net worth is determined exclusive of home, auto and home furnishings.) In addition, I either am an "accredited investor," as defined in 17 C.F.R. § 230.501, or I must limit my aggregate investment in this offering and in the securities of other non-publicly traded business development companies to 10% of my liquid net worth. "Liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.
		For Kansas residents only: I acknowledge that the Kansas Securities Commissioner recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-exchange listed business development companies. "Liquid net worth" is defined as the portion of net worth that consists of cash and cash equivalents and readily marketable securities.
		For Kentucky residents only: I acknowledge that I must have either (i) a minimum net worth of at least $70,000 and a minimum annual gross income of at least $70,000, or (ii) a minimum net worth of $250,000. In addition, my investment in GCIF 2019 Shares or the shares of GCIF 2019's affiliated, non-publicly traded business development companies may not exceed ten percent (10%) of my liquid net worth. "Liquid net worth" shall be defined as that portion of a person's net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
		For Maine residents only: I acknowledge that the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consist of cash, cash equivalents, and readily marketable securities.
		For Massachusetts residents only: I acknowledge that my aggregate investment in this offering and in other illiquid direct participation programs (including real estate investment trusts, other BDCs, oil and gas programs, equipment leasing programs, and commodity pools) may not exceed ten percent (10%) of my liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.
		For Nebraska residents only: I acknowledge that I must have either (a) a gross annual income of at least $70,000 and a net worth of at least $70,000 or (b) a net worth of at least $250,000 (exclusive of home, home furnishing and automobiles). I must also limit my investments in GCIF 2019 Shares and in the securities of other non-traded business development companies to a maximum of 10% of my net worth.
		For New Jersey residents only: I acknowledge that I must have either (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities. In addition, my investment in GCIF 2019, GCIF 2019's affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, BDCs, oil and gas programs, equipment leasing programs, and commodity pools, but excluding private offerings that are exempt from registration) may not exceed ten percent (10%) of my liquid net worth.
		For New Mexico residents only: I acknowledge that I may not invest more than 10% of my liquid net worth in GCIF 2019, GCIF 2019's affiliates, and other non-traded BDCs. "Liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Mail original form to: GCIF 2019 - c/o DST Systems, Inc., as Agent for UMB Bank
Regular Mail: 430 W. 7th St. Suite 219383, Kansas City, MO 64105-1407

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XXXXXXX, XX 2018 | 4 Mail original form to: GCIF 2019 ∙ c/o DST Systems, Inc., as Agent for UMB Bank Regular Mail: 430 W. 7th St. Suite 219383, Kansas City, MO 64105-1407 NOTICE TO INVESTORS: Any person selling shares on behalf of GCIF 2019 may not complete a sale of shares to an investor until at least five (5) business days after the date an investor receives a final prospectus. The sale of shares pursuant to this order form will not be effective until GCIF 2019 has issued written confirmation of purchase to the investor. By signing below, it is also acknowledged that:  An investment in the shares of the Company is not suitable for you if you might need access to the money you invest in the foreseeable future.  You will not have access to the money you invest for an indefinite period of time.  You should not expect to be able to sell your shares regardless of how the Company performs.  Because you will be unable to sell your shares, you will be unable to reduce your exposure to any market downturn.  The Company does not intend to list the shares on any securities exchange during or for a significant time after the offering period, and it does not expect a secondary market in the shares to develop.  The Company has implemented a share repurchase program, but only a limited number of shares are eligible for repurchase.  The Company’s distributions in its initial year of investment operations may not be based on its investment performance, but may be supported by the Company’s Advisor in the form of operating expense support payments. The Company will be obligated to repay its Advisors and these repayments will reduce the future distributions that you should otherwise receive from your investment. Signature of Investor/Trustee: Date Signature of Joint Investor/Trustee (if applicable): Date Investor Initials Joint Investor Initials For North Dakota residents only: I represent that, in addition to the stated net income and net worth standards, I have a net worth of at least ten times my investment in GCIF 2019. For Ohio residents only: I acknowledge that I may not invest more than ten percent (10%) of my liquid net worth in GCIF 2019, GCIF 2019’s affiliates, and other non-traded BDCs. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities For Oklahoma residents only: I acknowledge that I have either (a) a minimum net worth of at least $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $250,000. In addition, my investment in this offering may not exceed ten percent (10%) of my net worth. For these purposes, “net worth” is exclusive of an investor’s home, home furnishings, and automobiles. For Oregon residents only: I acknowledge that I may not invest more than 10% of my liquid net worth in GCIF 2019 and GCIF 2019 affiliates. “Liquid net worth” is defined as net worth excluding the value of the investor’s home, home furnishings and automobiles.” For Tennessee residents only: I acknowledge that I either am an “accredited investor” as defined in 17 C.F.R. § 230.501 or I may not invest more than 10% of my liquid net worth (exclusive of home, home furnishings, and automobiles) in GCIF 2019. For Texas residents only: I acknowledge that I have either (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of at least $100,000, or (ii) a minimum liquid net worth of $250,000. For this purpose, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and auto- mobiles, minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities. For Vermont residents only: I acknowledge that I am either an “accredited investor” as defined in 17 C.F.R. § 230.501 or I may not purchase an amount of Shares in this offering that exceeds 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. Please separately initial each of the applicable representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney (POA) to make such representations on your behalf. An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor. Please review the ‘‘Suitability Standards’’ section of the prospectus to review any additional suit- ability requirements imposed by the investor’s primary state of residence. Original initials and signatures are required to complete purchase. Investors in the states listed in this Item 6 must meet the additional suitability requirement imposed by their primary state of residence as set forth in the prospectus under ‘‘Suitability Standards’’ and must initial the applicable state representations.

7. SIGNATURES

Only complete for Custodial Investments.

For Non-Custodial Investments, proceed to Section 8.

Ensure custodian information has been completed in Section 4.

Custodian Signature (if applicable):

Signature of Custodian: ______________________ Date ________

Custodian Medallion Signature Guarantee as Agent

8. FINANCIAL REPRESENTATIVE INFORMATION

Only one Representative Number/ID should be provided.

Financial Representative(s) Name(s):

Broker/Dealer or RIA Firm Name:

Representative Number/ID: | FINRA CRD Number (if applicable):

Financial Representative Address:

City: | State: | ZIP:

Telephone Number: | Email Address:

The undersigned confirms by his/her signature that he/she (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor's prospective purchase of Shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor at least five business days prior to the date the investor signed this Order Form; and (v) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The above-identified entity and individual, acting within their capacity as authorized agent, registered financial intermediary, registered associate, financial advisor or investor representative, has performed functions required by federal and state securities laws, regulations and rules, and, where applicable, FINRA rules including, but not limited to Know Your Customer, Suitability and, based upon USA PATRIOT Act and its implementing regulations, has performed anti-money laundering and customer identification program functions with respect to the investor identified on this document.

Financial Representative Signature(s):

If joint representative ID entered above, only one financial representative must sign.

Financial Representative Signature(s): ______________________ Date ________

Please complete this form and mail the original form, including all signatures and medallion signature guarantees, to:

REGULAR MAIL:	OVERNIGHT MAIL:
Guggenheim Credit Income Fund 2019 c/o DST Systems, Inc. P.O. Box 219383 Kansas City, MO 64121-9383	Guggenheim Credit Income Fund 2019 c/o DST Systems, Inc. 430 W. 7th St., Suite 219383 Kansas City, MO 64105-1407

Should you have any questions, please call DST Systems Investor Services at 833 484 4364.

GCIF2019-ORDER-0318

Mail original form to: GCIF 2019 - c/o DST Systems, Inc., as Agent for UMB Bank
Regular Mail: 430 W. 7th St. Suite 219383, Kansas City, MO 64105-1407

XXXXXXX, XX 2018 | 5